UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2014 (March 31, 2014)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2014, Aircastle Limited (the “Company”) amended and restated its existing unsecured revolving credit agreement (as amended and restated, the “Agreement”).

The Agreement, by and among the Company, Citibank, N.A., as agent and lender, Goldman Sachs Bank USA, as lender, JPMorgan Chase Bank, N.A., as lender, Royal Bank of Canada, as lender, Credit Agricole Corporate & Investment Bank, as lender, DBS Bank Ltd., Los Angeles Agency, as lender, Union Bank, N.A., as lender, Deutsche Bank AG New York Branch, as lender, and BNP Paribas, as lender, (i) adds Deutsche Bank AG New York Branch and BNP Paribas as lenders, (ii) increases the total commitments of the lenders to the Company to $450,000,000 from $335,000,000, with such amounts to be used for working capital and general corporate purposes, and (iii) extends the maturity date to March 31, 2018.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

On April 1, 2014, the Company issued a press release announcing its entry into the Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit 99.1 Press Release dated April 1, 2014 which is being furnished hereto pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: April 2, 2014

EXHIBIT INDEX

No.	Description

99.1	Press Release dated April 1, 2014